UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 1700, Denver, Colorado 80265
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (303) 629-1122

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 3, 2006, Rancher Energy Corp., a Nevada corporation (the “Company”), entered into a lease agreement dated October 30, 2006 (the “Lease Agreement”) with Denver Place Associates Limited Partnership, a Delaware limited partnership, (the “Landlord”), to lease office space located at 999 - 18th Street, Suite 1740, Denver, Colorado 80202. This will become the Company’s principal executive office.

Under the Lease Agreement, the lease will commence on November 11, 2006 or the date upon which the Landlord notifies the Company that the leased premises are ready for occupancy, whichever last occurs. The Lease Agreement is for a term of sixty-three months. The Company will pay base rent that will escalate during the term of the lease from approximately $9,500 per month for most of 2007 to $11,000 per month during the final fifteen months of the term. The total rentable area of the office is 5,869 square feet. The Company has the right to expand the office space in the future.

The Company will also be required to pay its proportionate share of applicable taxes and building operating expenses.

The foregoing is qualified in its entirety by reference to the Lease Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 10.1	Lease Agreement, dated October 30, 2006, by and between Rancher Energy Corp. and Denver Place Associates Limited Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:	/s/ John Works
Name:	John Works
Title:	President and Chief Executive Officer

Dated: November 7, 2006

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Lease Agreement, dated October 30, 2006, by and between Rancher Energy Corp. and Denver Place Associates Limited Partnership